SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 22, 2008

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events
Elkin, NC—December 22, 2008—Yadkin Valley Financial Corporation (NASDAQ: YAVY) today announced a regular quarterly cash dividend of $0.13 per share for the fourth quarter of 2008, payable on January 23, 2009 to shareholders of record on January 2, 2009. The dividend is the Company’s 84th consecutive quarterly dividend and represents a yield of 3.42% based on Yadkin Valley’s closing price of $15.20 as of December 19, 2008.
Item 9.01: Exhibits
     Exhibit 99: Press Release

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company

By:	/s/ Edwin E. Laws Edwin E. Laws Chief Financial Officer

Date:	December 22, 2008